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                                                                    Exhibit 23.2

                              ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 11, 1998 (except for the matters discussed in Note 15, as to which date is March 31, 1998) included in the Registration Statement (Form S-8 No. 333-3240) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Director's Stock Award Plan, and 1993 Employee Stock Incentive Plan for FAC Realty Trust, Inc. and Registration Statement (333-29491) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Director's Stock Award Plan, 1993 Employee Stock Incentive Plan and Qualified Employee Stock Purchase Plan for FAC Realty Trust, Inc.

In addition, as independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated April 9, 1998, included in the Registration Statement (333-29491) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Director's Stock Award Plan, 1993 Employee Stock Incentive Plan and Qualified Employee Stock Purchase Plan for FAC Realty Trust, Inc.

                                            /s/ ARTHUR ANDERSEN LLP


Raleigh, North Carolina,
  April 15, 1998.